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                                                                      EXHIBIT 24

                               POWERS OF ATTORNEY

         The undersigned, a director of Health Power, Inc., a Delaware corporation (the "Company"), hereby constitutes and appoints Dr. Bernard F. Master and Alec Wightman, and each of them, my true and lawful attorneys-in-fact and agents, with full power to act without the other, with full power of substitution and resubstitution, for me and in my name, place, and stead, in my capacity as director of the Company, to execute any and all of the Company's Registration Statements on Form S-8, and any and all amendments thereto (including post-effective amendments), to register under the Securities Act of 1933, as amended (the "Securities Act"), any shares of common stock, $0.01 par value, of the Company for sale under, and pursuant to, any and all of the Company's current or hereafter adopted or approved stock option plans or other "employee benefit plans" (as such term is defined under Rule 405 promulgated under the Securities Act), as such plans are currently amended or shall hereafter be amended, including without limitation the 1985 Nonqualified Directors' Stock Option Plan, the 1993 Directors' Stock Option Plan, the 1994 Stock Option Plan, the 1994 Executive Performance Stock Option Plan, and the 1996 Directors Stock Award and Purchase Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.


/s/ Robert J. Bossart                              January 28, 1998
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Robert J. Bossart                                  Date


/s/ Elliott P. Feldman, D.O.                       January 29, 1998
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Elliott P. Feldman, D.O.                           Date


/s/ Robert S. Garek                                February 2, 1998
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Robert S. Garek                                    Date


/s/ Crystal A. Kuykendall                          January 30, 1998
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Crystal A. Kuykendall, Ph.D., J.D.                 Date


/s/ Bernard F. Master                              February 6, 1998
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Bernard F. Master, D.O.                            Date


/s/ Frank R. Nutis                                 January 30, 1998
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Frank R. Nutis                                     Date


/s/ Burt E. Schear                                 February 6, 1998
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Burt E. Schear, M.D.                               Date


/s/ Peter Somani                                   January 28, 1998
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Peter Somani, M.D.                                 Date